Exhibit 99

NEWS RELEASE

SILICON LABORATORIES ADDS INDEPENDENT DIRECTORS TO BOARD

AUSTIN, Texas — Sept. 10, 2007 — Silicon Laboratories Inc. (Nasdaq:SLAB), a leader in high-performance, analog-intensive mixed-signal ICs, announced today that Nelson C. Chan and Kristen M. Onken have been appointed to the company’s Board of Directors.  Both new directors bring valuable expertise to the Board and further expand the number of outside directors on the Board.

Mr. Chan is currently president and chief executive officer of Magellan, a leading maker of GPS devices for consumer and professional applications. His 25 year career includes experience in semiconductors, systems and consumer electronics. Mr. Chan spent 15 years at SanDisk as it grew to over $4 billion in revenue, eventually running the company’s consumer business as executive vice president and general manager. Mr. Chan’s leadership of rapidly growing businesses in highly competitive markets along with his insight into key industry segments and geographies align well with Silicon Laboratories’ emerging business opportunities.

Ms. Onken recently retired as CFO from Logitech, a multi-billion dollar maker of electronics peripherals. Ms. Onken’s 35 year career includes senior finance roles at Fujitsu PC and Sun Microsystems. She currently serves on the Board of Directors for Singapore-based Biosensors International. Ms. Onken’s experience managing financial and administrative functions at large multi-national companies and her background in corporate governance and Board committee leadership make her an ideal fit for Silicon Laboratories’ Board of Directors.

“I enthusiastically welcome to our Board Kris and Nelson whose track records and varied experience will be instrumental in our effort to build a diversified and highly profitable business,” said Necip Sayiner, president and chief executive officer of Silicon Laboratories.

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Silicon Labs Expands BoD

“Nelson’s in-depth understanding of the global nature of the consumer and semiconductor industries combined with Kris’s broad financial acumen and hands-on experience with high-tech growth companies will provide valuable insight for our key initiatives across the organization.”

Mr. Chan will be serving on the Board’s compensation committee and Ms. Onken will be serving on the Board’s audit committee. The addition of Mr. Chan and Ms. Onken to the Silicon Laboratories Board of Directors brings the total count to nine Board members, six of whom are independent, outside directors.

Silicon Laboratories Inc.

Silicon Laboratories is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs.  Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of highly-integrated, easy-to-use products offers customers significant advantages in performance, size and power consumption.  These patented solutions serve a broad set of markets and applications including consumer, communications, computing, industrial and automotive.

Headquartered in Austin, TX, Silicon Labs is a global enterprise with operations, sales and design activities worldwide.  The company is committed to contributing to our customers’ success by recruiting the highest quality talent to create industry-changing innovations. For more information about Silicon Labs, please visit www.silabs.com.

Cautionary Language

This press release may contain forward-looking statements based on Silicon Laboratories’ current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. For a discussion of factors that could impact Silicon Laboratories’ financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Silicon Labs Expands BoD

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 shannon.pleasant@silabs.com

Note to editors: Silicon Laboratories and the Silicon Labs logo are trademarks of Silicon Laboratories Inc.  All other product names noted herein may be trademarks of their respective holders.

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